Exhibit 10.1

CONSULTING AGREEMENT

AGREEMENT made as of the 7th day of June 2012, by and between MARINEMAX, INC., a Delaware corporation (hereinafter called “Company”) and JOHN B. FURMAN (hereinafter called “Consultant”).

W I T N E S S E T H:

Consultant has served as a director of Company since February 2003. Consultant has determined to terminate his service as a director of Company.

The Board of Directors of Company has expressed its desire to retain the insight and experience of Consultant in a consulting capacity to the Board of Directors and management of Company, and Consultant has agreed to render advice and recommendations to the Board of Directors and management as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1. Engagement.

(a) The Engagement. Company hereby engages Consultant, and Consultant hereby accepts such engagement, as an independent contractor to perform the duties set forth in this Agreement.

(b) Services of Consultant. During Consultant’s engagement by Company pursuant to this Agreement, Consultant shall render such advice and recommendations to Company’s Board of Directors and management with respect to matters mutually agreed to by Company and Consultant, particularly with respect to management compensation issues.

2. Extent of Services. Consultant shall devote such of Consultant’s business time, attention, and efforts as are reasonably necessary to the performance of Consultant’s services under this Agreement, and shall perform such services faithfully and diligently, provided that Consultant shall not be required to devote more than 10 hours of service during any calendar quarter.

3. Compensation. Company shall pay to Consultant as full compensation for the duties performed by Consultant during Consultant’s engagement under this Agreement, a fee of $118,000 payable in equal monthly installments commencing on July 1, 2012.

(a) Reimbursement. Company shall reimburse Consultant for all travel and other ordinary and necessary business expenses incurred by Consultant in connection with the business of Company and Consultant’s duties under this Agreement; provided, however, that Consultant shall not incur such expenses in an amount in excess of $200 during any quarter without written authorization from Company. The term “business expenses” shall not include any item not deductible by Company for federal income tax purposes. To obtain reimbursement, Consultant shall submit to Company receipts, bills, or sales slips for the expenses incurred. Reimbursements shall be made by Company monthly within ten days of presentation by Consultant of evidence of the expenses incurred.

4. Term of Engagement.

(a) Engagement Term. The term of Consultant’s engagement hereunder shall commence on the date of this Agreement and shall continue through December 31, 2014.

(b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained, Consultant’s engagement shall be automatically terminated, without notice, effective upon the date of Consultant’s death.

5. Confidential Information.

(a) Confidential Information. Consultant shall maintain in strict secrecy all confidential or trade secret information relating to the business of Company (the “Confidential Information”) obtained by Consultant in the course of Consultant’s engagement, and Consultant shall not, unless first authorized in writing by Company, disclose to, or use for Consultant’s benefit or for the benefit of any person, firm, or entity at any time either during or subsequent to the term of Consultant’s engagement, any Confidential Information, except as required in the performance of Consultant’s duties under this Agreement. For purposes hereof, Confidential Information shall include without limitation any trade secrets, knowledge, or information with respect to Company’s techniques or know-how; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, production, sales, or distribution policies or practices of Company.

(b) Return of Books and Papers. Upon the termination of Consultant’s engagement under this Agreement for any reason, Consultant shall deliver promptly to Company all manuals and memoranda; all financial data; all customer information; all other written or printed materials that are the property of Company (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Company, which Consultant may then have in his possession whether prepared by Consultant or not.

6. Miscellaneous.

(a) Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and received (a) if mailed by registered or certified mail, three business days after deposit in the United States mail, postage prepaid, return receipt requested; (b) upon confirmation of a receipt of a facsimile or e-mail transmission; (c) if hand delivered, upon delivery against receipt or upon refusal to accept the notice; or (d) if delivered by a standard overnight courier, one business day after deposit with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

(i)	If to Company:

18167 US Highway 19 North
Suite 300
Clearwater, Florida 33764
Attention: William H. McGill
Phone: (727) 450-8770
Fax: (727) 531-0123
E-mail: bill.m@marinemax.com

(ii)	If to Consultant:

8093 East Wingspan Way
Scottsdale, AZ 85255
Attention: John B. Furman
Phone: (602) 515-1311
E-mail: jbfurman@gmail.com

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(b) Indulgences. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict-of-interest provisions to the contrary.

(d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns except that no party may assign or transfer such party’s rights or obligations under this Agreement without the prior written consent of the other party.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

(f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MARINEMAX, INC.

By:	/s/ William H. McGill
William H. McGill
Its:	Chairman & Chief Executive Officer

/s/ John B. Furman
John B. Furman

4